WINTHROP FOCUS FUNDS
                        TREASURERS CERTIFICATE

         The undersigned does hereby certify that (a) he is the Treasurer of Winthrop Focus Funds, a Massachusetts business trust (the "Fund"); (b) the Fund's Registration Statement on Form N-1A in Post-Effective Amendment No. 14 under the Securities Act of 1933, as amended, is in full force and effect and no stop order is in effect relating thereto nor, to the undersigned's best knowledge, has any proceeding to impose a stop order been commenced to date; (c) during the fiscal year ended October 31, 1996, the Fund issued 41,395,543 shares of beneficial interest of the Fund (comprised of Class A and Class B shares of the Fixed Income Fund, Aggressive Growth Fund, Growth and Income Fund, Growth Fund and the Municipal Trust Fund, the five series designated by the Fund) (the "Shares"); (d) of the Shares issued, 40,174,582 were Class A shares of which 33,942,733 were issued due to the conversion of the then existing shares to Class A on February 28, 1996 and 1,220,961 were Class B shares; (e) the Shares were sold and issued in accordance with the terms of (1) the Fund's Amended and Restated Agreement and Declaration of Trust, as amended, and (2) the Registration Statement on Form N-1A of the Fund (File No. 33-3706), as amended; (f) as consideration for each of the Shares, the Fund received cash, in an amount equal to the appropriate net asset value on the date issued of each Share (aggregating $591,798,233, comprised of $573,792,449 from the issuance of Class A shares of which $487,792,449 was received from the conversion of the then existing shares to Class A on February 28, 1996, and $18,005,784 was received from the issuance of Class B shares) and said net asset value was in all instances not less than the par value of each Share; and (g) in connection with the issuance of each Share, its net asset value was computed in accordance with the Registration Statement and the appropriate rules and regulations of the Securities and Exchange Commission.

Dated:  December 30, 1996
                                                   /s/ Martin Jaffe
                                                   Martin Jaffe, Treasurer